                                    FORM S-8



            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                               -----------------




                            STAAR SURGICAL COMPANY
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             DELAWARE                                  95-3797439
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 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)




    1911 Walker Avenue, Monrovia, California                  91016
- --------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                (Zip Code)



               1990 STOCK OPTION PLAN OF STAAR SURGICAL COMPANY
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                          (Full Title of the Plan(s))



                  Andrew F. Pollet, Esq., Pollet & Woodbury,
         10900 Wilshire Boulevard, #500, Los Angeles, California 90024
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                    (Name and address of agent for service)




                                (310) 208-1182
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         (Telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X
                                             -----

                        CALCULATION OF REGISTRATION FEE

                                        Proposed maximum     Proposed maximum
Title of Securities   Amount to be       offering price     aggregate offering        Amount of
  to be registered     registered         per share              price             registration fee
Common Stock            400,000           $9.65/(1)/           $3,860,000              $1,327.59

TOTAL                   400,000           $9.65                $3,860,000              $1,327.59

- ------------------------
(1) Calculated in accordance with Rule 457(h)(1), the average of the bid and asked prices for the common stock on August 3, 1995 or $9.65.

The contents of the Registrant's registration statement on Form S-8, File No. 33-37248, are incorporated herein by reference.

Item 8.  Exhibits--Reg. (S) 229.601.
         --------------------------

     5. Opinion of Pollet & Woodbury regarding the legality of the securities offered with the consent of said firm included therein.

     23.1  Consent of KPMG Peat Marwick LLP.

     23.2  Consent of BDO Seidman LLP.

     24.1  Power of attorney for Peter J. Utrata.

     24.2  Power of attorney for Joseph C. Gathe.

     24.3  Power of attorney for Michael R. Deitz.

     24.4  Power of attorney for John R. Wolf.

     24.5  Power of attorney for Andrew F. Pollet.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on August 8, 1995.

                                    STAAR SURGICAL COMPANY



                                    By:                 *
                                       --------------------------------------
                                       John R. Wolf
                                       President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                  *
- ----------------------------------------
John R. Wolf
President, Chief Executive Officer and
Director


/s/ William C. Huddleston
- ----------------------------------------
William C. Huddleston
Secretary and Chief Financial Officer



                  *
- ----------------------------------------
Peter J. Utrata, M. D.
Director



                  *
- ----------------------------------------
Michael R. Deitz, M. D.
Director



                  *
- ----------------------------------------
Joseph C. Gathe, M. D.
Director



                  *
- ----------------------------------------
Andrew F. Pollet
Director


/s/ William C. Huddleston
- -------------------------------------------
*By William C. Huddleston, attorney-in-fact

                             STAAR SURGICAL COMPANY
                       REGISTRATION STATEMENT ON FORM S-8
                                 EXHIBIT INDEX



NUMBER        DESCRIPTION                                  PAGE IN ORIGINAL
- ------        -----------                                  ----------------

 5.           Legal Opinion of Pollet & Woodbury
              (consent to use included therein)                  5-6

23.1          Consent of KPMG Peat Marwick LLP                     7

23.2          Consent of BDO Seidman LLP                           8

24.1          Power of Attorney for Peter J. Utrata                9

24.2          Power of Attorney for Joseph C. Gathe               10

24.3          Power of Attorney for Michael R. Deitz              11

24.4          Power of Attorney for John R. Wolf                  12

24.5          Power of Attorney for Andrew F. Pollet              13